Item # Date of Purchase Fund Name SSC Fund Code Money Manager CUSIP Issuer Broker Underwriter(s) Affiliated Underwriter in the Syndicate Amount of Purchase ($) - As reported by Manager Amount of Purchase ($) Amount of Offering ($) Purchase Price Net of Fees and Expenses Offering Price at Close of First Business Day "Commission, Spread or Profit"


      1st Quarter 2011

248 3/30/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."105340AL7 Brandywine Operating Partners Wells Fargo "Citigroup Global Markets Inc, JP Morgan , Securities, Wells Fargo Securities LLC, Barclays Capital, BMO Capital Markets Corp, BNY Mellon Capital Markets LLC, Comerica Securities, Commerz Markets LLC, Deutsche Bank Securities Inc, Janney Montgomery Scott, Morgan Keegan & Co, PNC Capital Markets, RBC Capital Markets, RBS Securities Inc, Santander Investment Securities Inc, SunTrust Robinson Humphrey Inc, TD Securities USA LLC, UBS Securities LLC""Goldman, Sachs & Co." "$275,000""$325,000,000"$98.907 $98.907 0.625.%

249 3/7/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."25459HAY1 Direct TV Holdings Morgan Stanley "Barclays Capital, Credit Suisse Securities USA LLC, Morgan Stanley & Co Inc, RBS Securities Inc, UBS Securities LLC, BBVA Securities Inc, Citigroup Global Markets Inc, Credit Agricole Securities USA Inc, Deutsche Bank Securities Inc Goldman Sachs & Co, HSBC Securities, JP Morgan Securities, Merrill Lynch Pierce Fenner & Smith Mitsubishi UFJ Securities USA Inc, Mizuho Securities USA Inc, Santander Investment Securities In US Bancorp Investments Inc ""Goldman, Sachs & Co." "$350,000""$1,500,000,000"$99.811 $99.811 0.350%

250 3/22/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."638612AK7 Nationwide Financial Services Morgan Stanley "JP Morgan, Morgan Stanley, Wells Fargo & Co.""Goldman, Sachs & Co."
"$375,000""$600,000,000"$99.420 $99.420 0.450%

251 1/19/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."40414LAD1 HCP Inc. UBS "Citigroup Global Markets Inc, JP Morgan Securities, Merrill Lynch Pierce Fenner & Smith, UBS Securities LLC, Wells Fargo Securities LLC, Citigroup Global Markets Inc, JP Morgan Securities , Merrill Lynch Pierce Fenner & Smith, UBS Securities LLC, Wells Fargo Securities LLC, Barclays Capital, Credit Agricole Securities USA Inc, Credit Suisse Securities USA LLC, Deutsche Bank Securities, Morgan Stanley & Co Inc, BNY Mellon Capital Markets LLC , KeyBanc Capital Markets, Moelis & Co, PNC Capital Markets, RBS Securities Inc, Scotia Capital Inc, Sun Trust Robinson Humphrey""Goldman, Sachs & Co." "$325,000""$1,200,000,000"$99.479 $99.479 0.650%

252 3/22/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."45824TAD7 Intelsat Jackson Holding Barclays "Bank of America Merrill Lynch, Barclays Capital, Credit Suisse, Morgan Stanley, Deutsche Bank Securities Inc, HSBC Securities, RBC Capital Markets, UBS Securities""Goldman, Sachs & Co." "$366,000""$1,500,000,000"$100.000 $100.000 1.000%

253 2/3/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."89378TAB9 Transnet Ltd Barclays Barclays Capital "Goldman, Sachs International" "$4,250,000""$1,200,000,000"$99.443 $99.443 0.075%

      2nd Quarter 2011

254 4/13/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."013817AV3 "ALCOA, Inc."JP Morgan Securities "Citigroup Global Markets, Inc., Credit Suisse, JP Morgan Securities, Morgan Stanley, RBS Securities Corp, Merrill Lynch, Pierce, Fenner & Smith, Inc., Barlays Capital, Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Mitsubishi UFJ Securities
(USA), Inc., ANZ Securities, Inc, Banco Bilbao Vizcaya Argentaris, S.A., BMO Capital Markets Corp., BNY Mellon Capital markets, LLC., Goldman, Sachs, & Co., UBS Securities LLC., Commerz Markets LLX, Banca IMI S.p.A., SMBC Nikko Capital Markets Limited, SG Americas Securities, LLC, U.S. Bancorp Investments, Inc., The Williams Capital Group,L.P."Goldman Sachs & Co. "$125,000""$1,250,000,000"$99.848 $99.848 0.450%

255 4/26/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."00206RAW2 AT&T Inc. BOA Securities "Bank of America Merrill Lynch, Citigroup Global Markets Inc., Goldman Sachs & Co., Wells Fargo & Co., Aladdin Capital LLC, Banca IMI, Mizuho Securities USA Inc, Samuel A Ramirez & Co, Williams Capital Group LP"Goldman Sachs & Co. "$350,000""$1,750,000,000"$99.818 $99.818 0.350%


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256 4/14/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management,
L.P."80282KAA4 Santander Holdings USA JP Morgan Securities "Goldman, Sachs & Co., Barclays Capital Inc., Santander Investment Securities Inc."Goldman Sachs & Co. "$130,000""$500,000,000"$99.559 $99.559 0.300%

257 4/4/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."25156PAP8 Deutsche Telekom Int Fin Credit Suisse Securities "Citigroup Global Markets Inc, Credit Suisse, Goldman Sachs & Co, Bank of Tokyo-Mitsubishi UFJ Ltd, Bank of America Merrill Lynch, Commerzbank AG, JP Morgan Securities, Societe Generale"Goldman Sachs & Co. "$350,000""$1,250,000,000"$99.899 $99.899
0.350%

258 6/1/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."449786AM4 ING Bank Deutsche Bank Securities "Deutsche Bank Securities, Inc. Goldman Sachs & Co., ING Bank NV/United States, Morgan Stanley"Goldman Sachs & Co. "$350,000""$500,000,000"$99.850 $99.850 0.250%

      3rd Quarter 2011

259 9/13/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."428236BP7 HEWLETT-PACKARD CO Barclays Capital Inc. "Barclays Capital Inc;Citigroup Global Markets Inc;Credit Suisse Securities USA LLC;HSBC Securities;Merrill Lynch Pierce Fenner & Smith;Morgan Stanley & Co Inc;UBS Securities LLC; BNP Paribas Securities Corp;Deutsche Bank Securities Inc;Goldman Sachs & Co;Mitsubishi UFJ Securities USA Inc;RBS Securities Inc;Santander Investment Securities Inc;SG Americas Securities LLC;US Bancorp Investments Inc;Wells Fargo Securities LLC "Goldman Sachs & Co.
"$2,850,000""$1,300,000,000"$99.784 $0.998 0.350%

      4th Quarter 2011

260 10/5/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."655664AP5 Nordstrom Wachovia "Bank of America Merrill Lynch; US Bancorp;Wells Fargo Securities LLC;Goldman Sachs & Co;Morgan Stanley;RBS Securities Corp;Fifth Third Bank;Keybank NA;Union Bank NA;Williams Capital Group LP "Goldman Sachs & Co. "$150,000""$500,000,000"$99.828 $99.828 0.450%

261 10/27/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."92343VBC7 Verizon Communications Credit Suisse Securities LLC "Credit Suisse Securities USA LLC;Deutsche Bank Securities Inc;Morgan Stanley & Co Inc;RBC Capital Markets;UBS Securities LLC; Barclays Capital Inc;CastleOak Securities LP;Citigroup Global Markets Inc;Goldman Sachs & Co;JP Morgan Securities;Lebenthal & Co "Goldman Sachs & Co. "$300,000""$1,850,000,000"$99.208
$99.208 0.450%

262 11/7/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."031162BM1 Amgen Inc. Bank of America "Citigroup Global Markets Inc;JP Morgan Securities;Merrill Lynch Pierce Fenner & Smith;Morgan Stanley & Co Inc; Barclays Capital Inc;Credit Suisse Securities USA LLC;Deutsche Bank Securities Inc;Goldman Sachs & Co;Mitsubishi UFJ Securities;USA Inc;UBS Securities;SMBC Nikko Capital Markets Ltd"Goldman Sachs & Co. "$400,000""$1,750,000,000"$99.720 $99.720 0.450%

263 11/30/2011 RIF Core Bond Fund GUE3 "Goldman Sachs Asset Management, L.P."893830BB4 Transocean Inc Barclays Capital Inc. "Barclays Capital Inc;Citigroup Global Markets Inc;Credit Suisse Securities USA LLC JP Morgan Securities;Mitsubishi UFJ Securities USA Inc;Wells Fargo Securities LLC;Credit Agricole Securities USA Inc;DNB Nor Markets Inc;Goldman Sachs & Co;Standard Charte"Goldman Sachs & Co. "$400,000""$1,200,000,000"$99.946 $99.946 0.650%



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